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                                                                    EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE


                                                         MEDIA/INVESTOR CONTACT:
                                                         Beth Alpert
                                                         e-MedSoft.com
                                                         Jacksonville Beach, FL
                                                         904-543-1066
                                                         balpert@e-medsoft.com

         E-MEDSOFT.COM RECEIVES $50 MILLION COMMITMENT IN EQUITY FUNDING

JACKSONVILLE BEACH, FLA., February 21, 2001--e-MedSoft.com (AMEX: MED), a leading Application Service Provider (ASP) of comprehensive healthcare portal solutions, today announced that it has entered into a binding agreement with an institutional investor to provide the Company with up to $50 million in equity funding.

Under the three-year agreement, e-MedSoft will have the right, but not the obligation, to obtain as much as $50 million through the issuance of common stock to the investor in a series of periodic draw downs. Subject to certain volume and price limitations, the amount and minimum price per share of each draw down are at the sole discretion of the Company. The draw downs are subject to the satisfaction of a number of conditions, including effectiveness of a registration statement filed with the Securities and Exchange Commission covering the resale of the shares covered by the equity line and certain related warrants. The purchase agreement limits the size of each draw down based on the dollar trading volume of the Company's common stock for the 60 trading days preceding the draw down period. The shares will be sold at a discount of up to 7.5% off the volume weighted average daily price of the Company's stock during the period that the Company determines to sell shares.

Should e-MedSoft determine to draw down on the equity line, it will use the proceeds of the financing for capital expenditures and working capital needs.

John F. Andrews, e-MedSoft.com Chairman and Chief Executive Officer, stated, "The execution, timing, and minimum price for any draw down are completely at e-MedSoft's discretion. Once registered, this facility should allow us to take advantage of periods of strength in the market price of our stock, thereby enabling the Company to raise equity capital while minimizing dilution."

Andrews continued, "Additionally, the facility will provide e-MedSoft with the timing and flexibility to take advantage of certain strategic, accretive opportunities that may present themselves in the future."

Under applicable rules of the American Stock Exchange, the Company may not, without the approval of a majority of its outstanding shares of common stock, issue in this financing in excess of approximately 16 million shares of the Company's common stock. Should the Company determine to draw down on the equity line, it expects that it will seek such shareholder approval, if such is necessary.

The securities referred to herein will not be registered under the Securities Act of 1933 (the "1933 Act"), and may not be offered or sold in the United States, without registration or the availability of an applicable exemption from registration requirements. This announcement does not constitute an offer to sell or the solicitation of an offer to buy common stock of e-MedSoft.com.



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ABOUT E-MEDSOFT.COM

e-MedSoft.com is a leading Application Service Provider (ASP) of healthcare portal solutions facilitating communications among doctors, hospitals, clinics, HMOs, insurance companies and government agencies. The Company also sells and installs computer hardware and software products utilizing strategic partnerships with other leading providers such as Sun Microsystems, Inc., Oracle Corporation and Cisco Systems, Inc., and provides pharmacy management services.

SAFE HARBOR STATEMENT

Certain statements in this press release are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements relating to the amount of money that may be drawn down under the financing agreements and the number of shares of common stock that we may issue under the equity line financing. Such statements are subject to substantial risks and uncertainties, including (i) the risk that low dollar trading volume in the our stock during the three year draw down period will affect the size of individual and aggregate draw downs, (ii) the risk that a drop in the price of our common stock and our need for additional financing might compel us to engage in highly dilutive draw downs, (iii) the risk that we are unable to meet particular conditions for draw downs, including without limitation the registration of the stock to be sold in a draw down and shareholder approval for certain levels of dilution. Actual results, events or performance could differ materially from any future performance suggested above. Factors that might cause such a difference include, but are not limited to, market conditions and the availability of separate third party financing that could impact our ability to control any dilutive impact, and our ability to remain in compliance with the terms of the equity financing line, as well as other risk factors described in our filings with the SEC. We undertake no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in our expectations with regard to these statements or the occurrence of subsequent events.


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